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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): JANUARY 24, 2008



                          STANDARD MOTOR PRODUCTS, INC.
             (Exact Name of Registrant as Specified in its Charter)



           NEW YORK                      1-4743                 11-1362020
        (State or Other         (Commission File Number)     (I.R.S. Employee
Jurisdiction of Incorporation)                            Identification Number)



           37-18 NORTHERN BOULEVARD, LONG ISLAND CITY, NEW YORK 11101 (Address of Principal Executive Offices, including Zip Code)



        Registrant's Telephone Number, including Area Code: 718-392-0200




                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 24, 2008, the Compensation and Management Development Committee ("Compensation Committee") of the Board of Directors of Standard Motor Products, Inc. adopted the Standard Motor Products, Inc. Special Incentive Plan (the "Incentive Plan"). The Incentive Plan is designed to reward eligible employees for the achievement of pre-determined sales and earnings per share targets as set forth in the Company's three-year strategic plan. If the Company achieves the foregoing financial targets determined as of the end of December 31, 2010, an eligible employee shall receive a one-time incentive bonus of up to 30% of base pay and bonus at par. Incentive bonuses, if any, would be payable on March 15, 2011, and eligible employees must remain active employees on such date to receive any incentive bonus.

Employees eligible to participate in the Incentive Plan include the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, each of the Vice Presidents, and other management-level employees designated by the Compensation Committee. The Compensation Committee shall administer and interpret the Incentive Plan.

The foregoing description of the Incentive Plan is subject to, and qualified in its entirety by the Incentive Plan, which is included as Exhibit 10.24 to this report and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

         10.24    Standard Motor Products, Inc. Special Incentive Plan.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         STANDARD MOTOR PRODUCTS, INC.


                                         By: /S/ JAMES J. BURKE
                                             ------------------
                                             James J. Burke
                                             Vice President Finance,
                                             Chief Financial Officer

Date: January 28, 2008



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                                  EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION


10.24    Standard Motor Products, Inc. Special Incentive Plan.